Exhibit A

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13D, dated September 22, 2025, with respect to the Class A Ordinary Shares of Pagaya Technologies Ltd. is filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. Each of the undersigned agrees to be responsible for the timely filing of this Statement, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 22nd day of September, 2025.

OAK HC/FT PARTNERS II, L.P.

By:	Oak HC/FT Associates II, LLC
its General Partner

By:	/s/ Ann H. Lamont
Name: Ann H. Lamont
Title: Managing Member

OAK HC/FT ASSOCIATES II, LLC

By:	/s/ Ann H. Lamont
Name: Ann H. Lamont
Title: Managing Member

OAK HC/FT PARTNERS V, L.P.

By:	Oak HC/FT Associates V, L.P.
its General Partner

By:	Oak HC/FT GP V, LLC
its General Partner

By:	/s/ Ann H. Lamont
Name: Ann H. Lamont
Title: Director

OAK HC/FT PARTNERS V-A, L.P.

By:	Oak HC/FT Associates V, L.P.
its General Partner

By:	Oak HC/FT GP V, LLC
its General Partner

By:	/s/ Ann H. Lamont
Name: Ann H. Lamont
Title: Director

OAK HC/FT PARTNERS V-B, L.P.

By:	Oak HC/FT Associates V, L.P.
its General Partner

By:	Oak HC/FT GP V, LLC
its General Partner

By:	/s/ Ann H. Lamont
Name: Ann H. Lamont
Title: Director

OAK HC/FT ASSOCIATES V, L.P.

By:	Oak HC/FT GP V, LLC
its General Partner

By:	/s/ Ann H. Lamont
Name: Ann H. Lamont
Title: Director

OAK HC/FT GP V, LLC

By:	/s/ Ann H. Lamont
Name: Ann H. Lamont
Title: Director

ANN H. LAMONT

/s/ Ann H. Lamont

ANDREW W. ADAMS

/s/ Andrew W. Adams